UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 2, 2018

ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 2, 2018, Adamis Pharmaceuticals Corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc., as representative for the several underwriters (“Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters in an underwritten public offering an aggregate of 11,666,667 shares (the “Shares”) of common stock, $0.0001 par value per share, of the Company (the “Common Stock”). The Shares are being offered and sold to the public (the “Offering”) at a public offering price of $3.00 per share.

The Underwriters will purchase the Shares from the Company at a price of $2.82 per share, representing a 6% discount from the public offering price. Raymond James & Associates, Inc. is acting as the sole book-running manager of the Offering. B. Riley FBR is acting as lead manager for the Offering, and H.C. Wainwright & Co. and Maxim Group LLC are acting as co-managers for the Offering.

The Company intends to use the aggregate net proceeds of the offering primarily for general corporate purposes, which may include, without limitation, expenditures relating to research, development and clinical trials relating to its products and product candidates, capital expenditures, manufacturing, hiring additional personnel, acquisitions of new technologies or products, the payment, repayment, refinancing, redemption or repurchase of existing or future indebtedness, obligations or capital stock, and working capital. Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option for a period of 30 days to purchase up to an additional 1,750,000 shares of Common Stock from the Company.

The Offering is being made pursuant to the Company’s effective “shelf” registration statement on Form S-3 (Registration No. 333-226100) as supplemented by a preliminary prospectus supplement filed with the Securities and Exchange Commission on (the “SEC”) August 1, 2018 and a final prospectus supplement to be filed with the SEC (the “Prospectus Supplement”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

After the underwriting discounts and commissions of 6% of the public offering price and estimated offering expenses payable by the Company, the Company expects to receive net proceeds from the Offering of approximately $32,655,000, assuming no exercise of the Underwriters’ over-allotment option. If the Underwriters exercise their over-allotment option in full, the Company expects to receive net proceeds from the Offering of approximately $37,590,000, after deducting the underwriting discounts and commissions and estimated offering expenses. The Offering is expected to close on August 6, 2018, subject to satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters, severally and not jointly, for losses or damages arising out of or in connection with the Offering, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement, certain officers and directors of the Company have entered into “lock-up” agreements, subject to certain exceptions, with the Underwriters that generally prohibit the sale, transfer, or other disposition of securities of the Company for a period of 60 days from the date of the Underwriting Agreement.

The Company has agreed to pay the underwriters certain expenses relating to the Offering, including, without limitation, the reasonable fees, disbursements and other charges of the underwriters’ counsel, up to $100,000.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibits, which are incorporated by reference. A copy of the legal opinion of Weintraub Tobin Chediak Coleman Grodin Law Corporation relating to the legality of the issuance and sale of the Shares being sold in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors or the public to obtain factual information about the current state of affairs of the parties to that document. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC, including the Prospectus Supplements.

Forward-Looking Statements

This report contains forward-looking statements that involve risks and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this report. The Company does not intend to revise or update any forward-looking statement in this report to reflect events or circumstances arising after the date hereof, except as may be required by law.

Item 8.01 Other Events

On August 1, 2018, the Company issued a press release announcing the Offering, as described above in Item 1.01. On August 2, 2018, the Company issued a subsequent press release announcing the pricing of the Offering. The full texts of the press releases are set forth as Exhibits 99.1 and 99.2 attached to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement
5.1	Opinion of Weintraub Tobin Chediak Coleman Grodin
23.1	Consent of Weintraub Tobin Chediak Coleman Grodin (included in Exhibit 5.1)
99.1	Press release dated August 1, 2018
99.2	Press release dated August 2, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: August 2, 2018	By:	/s/ Robert O. Hopkins
	Name:	Robert O. Hopkins
	Title:	Chief Financial Officer